                                                                EXHIBIT (D) (11)
                                    FORM OF
                             AMENDED AND RESTATED
                 INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

          THIS AGREEMENT (this "Agreement") is made as of the ____ day of _______, 1998 by and between TCW GALILEO FUNDS, INC., a Maryland corporation (the "Company"), and TCW FUNDS MANAGEMENT, INC., a California corporation (the "Adviser").

          WHEREAS, the Company is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended ("1940 Act");

          WHEREAS, the Adviser is engaged in the business of providing investment advice and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

          WHEREAS, the Company wishes to retain the Adviser to render investment advisory and management services; and

          WHEREAS, the Adviser is willing to perform such services.

          NOW, THEREFORE, the Company and the Adviser agree as follows:

          1.  Appointment.
              -----------

          (a) The Company hereby employs the Adviser to provide investment advisory and management services for each of the portfolios of the Company specified in Schedule A, as such Schedule A may be amended from time to time (each, individually, a "Fund" and, collectively, the "Funds"). This engagement is for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations set forth in this Agreement, for the compensation provided below.

          (b) If the Company establishes one or more portfolios other than the Funds listed in Schedule A with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Company in writing, whereupon such portfolio shall become a Fund under this Agreement and Schedule A shall be amended accordingly. The compensation payable by such new portfolio to the Adviser shall be agreed to in writing at the time.

          (c) The Adviser, subject to the prior approval of the Company's Board of Directors, may from time to time employ or associate itself with such person or persons as the Adviser may believe to be particularly fitted to assist it in the performance of this Agreement, provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Company for the acts and omissions of any sub-adviser as it is for its own acts and omissions.

         2.  Advisory and Management Services.  The Adviser, subject to the
             --------------------------------
direction and supervision of the Company's Board of Directors and in conformity with applicable laws, the Company's Articles of Incorporation, Bylaws, Registration Statement, Prospectus and stated investment objectives, policies and restrictions, shall:

         (a) Manage the investment of each Fund's assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial and other data, the determination of the industries and companies to be represented in that Fund's portfolio, the formulation and implementation of the Fund's investment program, and the determination from time to time of the securities and other investments to be purchased, retained or sold by the Fund;

         (b) Place orders for the purchase or sale of portfolio securities for each Fund's account with broker-dealers selected by the Adviser;

         (c) Administer the day to day operations of each Fund;

         (d) Furnish to the Company office space at such place as may be agreed upon from time to time, and all office facilities, business equipment, supplies, utilities and telephone services necessary for managing the affairs and investments and keeping those accounts and records of the Company and the Funds that are not maintained by the Company's transfer agent, custodian, accounting or subaccounting agent, and arrange for officers or employees of the Adviser to serve, without compensation from the Company, as officers, directors or employees of the Company, if desired and reasonably required by the Company; and

         (e) Pay such expenses as are incurred by it in connection with providing the foregoing services, except as provided in Section 3 below.

         3.  Company Expenses.  The Company assumes and shall pay or cause to
             ----------------
be paid all expenses of the Company and the Funds, including, without limitation: (a) all costs and expenses incident to the public offering of securities of the Company, including those relating to the registration of its securities under the Securities Act of 1933, as amended, and any filings required under state securities laws and any fees payable in connection therewith; (b) the charges and expenses of any custodian appointed by the Company for the safekeeping of the cash, portfolio securities and other property of the Funds; (c) the charges and expenses of independent accountants; (d) the charges and expenses of stock transfer and dividend disbursing agent or agents and registrar or registrars appointed by the Company; (e) the charges and expenses of any accounting or subaccounting agent appointed by the Company to provide accounting services to the Funds; (f) brokerage commissions, dealer spreads, and other costs incurred in connection with proposed or consummated portfolio securities transactions; (g) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state, local or other governmental agencies; (h) the cost and expense of printing and issuing certificates representing securities of the Company; (i) fees involved in registering and maintaining registrations of the Company under the 1940 Act;
(j) all expenses of shareholders' and directors' meetings, and of preparing, printing and mailing proxy statements and reports to shareholders; (k) fees and expenses of directors of the Company who are not officers or employees of the Adviser; (l) all fees and expenses incident to the Company's dividend reinvestment plan;

(m) charges and expenses of legal counsel to the independent directors and to the Company; (n) trade association dues; (o) interest payable on Company borrowings; (p) any shareholder relations expense; (q) premiums for a fidelity bond and any errors and omissions insurance maintained by the Company; and (r) any other ordinary or extraordinary expenses incurred by the Company or the Funds in the course of their business.

          4.  Compensation.  As compensation for the services performed with
              ------------
respect to each Fund, the Company shall pay the Adviser as soon as practicable after the last day of each month a fee for such month computed at an annual rate specified in Schedule B, as may be amended from time to time.

          For the purpose of calculating such fee, the net asset value for a month shall be the average of the net asset values as determined for each business day of the month. If this Agreement becomes effective after the first day of a month, or terminates before the last day of a month, the compensation provided shall be prorated.

          The Company shall also reimburse the Adviser for the organizational expenses incurred by the Adviser on behalf of each Fund or class thereof. Such organizational expenses shall be amortized by the Company over five years.

          5.  Services Not Exclusive.  Nothing contained in this Agreement shall
              ----------------------
prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation (including any other investment company), whether or not the investment objectives or policies of any such other person, firm or corporation are similar to those of a Fund, and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any such affiliated person may be acting. While information and recommendations supplied to each Fund shall, in the Adviser's judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Fund, they may be different from the information and recommendations supplied by the Adviser or its affiliates to other investment companies, funds and advisory accounts. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Adviser to any other investment company, fund or advisory account.

          6.  Portfolio Transactions and Brokerage.  In placing portfolio
              ------------------------------------
transactions and selecting brokers or dealers, the Adviser shall endeavor to obtain on behalf of the Company and the Funds the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the "brokerage and research services" provided to the Company, the Funds and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Company and the Funds.

          7.  Books and-Records.  In compliance with the requirements of Rule
              -----------------
3la-3 under the 1940 Act, the Adviser agrees that all records that it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-l under the 1940 Act.

          8.  Limitation of Liability.  Neither the Adviser, nor any director,
              -----------------------
officer, agent or employee of the Adviser, shall be liable or responsible to the Company or any of its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of their respective duties. The Adviser shall be indemnified by the Company as an agent of the Company in accordance with the terms of Article Eighth, Section (9) of the Company's Articles of Incorporation.

          9.  Nature of Relationship.  The Company and the Adviser are not
              ----------------------
partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. The Adviser is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

          10. Duration and Termination.  This Agreement shall become effective
              ------------------------
upon its execution and shall continue in effect until two years from the date hereof, provided it is approved by the vote of a "majority of the outstanding voting securities" of the Company. Thereafter, this Agreement shall continue in effect from year to year, provided its continuance is specifically approved at least annually (a) by vote of a "majority of the outstanding voting securities" of the Company or by vote of the Board of Directors of the Company, and (b) by vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Company (either by vote of its Board of Directors or by vote of a "majority of the outstanding voting securities" of the Company) may, at any time and without payment of any penalty, terminate this Agreement upon sixty days' written notice to the Adviser. This Agreement shall automatically and immediately terminate in the event of its "assignment." The Adviser may terminate this Agreement without payment of any penalty on sixty days' written notice to the Company.

          11. Definitions.  For the purposes of this Agreement, the terms
              -----------
"assignment," "interested person," and "majority of the outstanding voting securities" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission, or such interpretive positions as may be taken by the Commission or its staff under said Act, and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder.

          12. Notices.  Any notice under this Agreement shall be given in
              -------
writing, addressed and delivered to the party to this Agreement entitled to receive such notice at such address as such party may designate in writing.

          13. Applicable Law.  This Agreement shall be construed in accordance
              --------------
with the laws of the State of California and the applicable provisions of the 1940 Act. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the day and year first above written in Los Angeles, California.

                                    TCW GALILEO FUNDS, INC.

                                    By_____________________________________

Attest                              By_____________________________________
                                      [NAME]
                                      [TITLE]
________________________
Secretary
                                    TCW FUNDS MANAGEMENT, INC.

                                    By_____________________________________
                                      [NAME]
                                      [TITLE]


Attest                              By_____________________________________
                                      [NAME]
                                      [TITLE]

________________________
Secretary

SCHEDULE A

     Funds
     ------------------------------------------------------------------
     TCW Galileo Money Market Fund

     TCW Galileo Emerging Markets Income Fund

     TCW Galileo Core Fixed Income Fund

     TCW Galileo High Yield Bond Fund

     TCW Galileo Total Return Mortgage-Backed Securities Fund

     TCW Galileo Mortgage-Backed Securities Fund

     TCW Galileo Asia Pacific Equities Fund

     TCW Galileo Emerging Markets Equities Fund

     TCW Galileo European Equities Fund

     TCW Galileo International Equities Fund

     TCW Galileo Japanese Equities Fund

     TCW Galileo Latin America Equities Fund

     TCW Galileo Convertible Securities Fund

     TCW Galileo Select Equities Fund

     TCW Galileo Earnings Momentum Fund

     TCW Galileo Enhanced 500 Fund

     TCW Galileo Large Cap Growth Fund

     TCW Galileo Large Cap Value Fund

     TCW Galileo Aggressive Growth Equities Fund

     TCW Galileo Small Cap Growth Fund

     TCW Galileo Small Cap Value Fund

     TCW Galileo Value Opportunities Fund

SCHEDULE B

                                                                        Annual Fee Rate
                                                                        (expressed as a
Fund                                                                percentage of net assets)
------------------------------------------------------------------------------------------------
TCW Galileo Money Market Fund                                       0.25%

TCW Galileo Emerging Markets Income Fund                            0.75%

TCW Galileo Core Fixed Income Fund                                  0.40%

TCW Galileo High Yield Bond Fund                                    0.75%

TCW Galileo Total Return Mortgage-Backed Securities Fund            0.50%

TCW Galileo Mortgage-Backed Securities Fund                         0.50%

TCW Galileo Asia Pacific Equities Fund                              1.00%

TCW Galileo Emerging Markets Equities Fund                          1.00%

TCW Galileo European Equities Fund                                  0.75%

TCW Galileo International Equities Fund                             -----

TCW Galileo Japanese Equities Fund                                  0.75%

TCW Galileo Latin American Equities Fund                            1.00%

TCW Galileo Convertible Securities Fund                             0.75%

TCW Galileo Select Equities Fund                                    0.75%

TCW Galileo Earnings Momentum Fund                                  1.00%

TCW Galileo Enhanced 500 Fund                                       0.25%

TCW Galileo Large Cap Growth Fund                                   0.55%

TCW Galileo Large Cap Value Fund                                    0.55%

TCW Galileo Aggressive Growth Equities Fund                         1.00%

TCW Galileo Small Cap Growth Fund                                   1.00%

TCW Galileo Small Cap Value Fund                                    1.00%

TCW Galileo Value Opportunities Fund                                0.80%